SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                    SCHEDULE 14A INFORMATION


       Information Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934
                           -------------

[X] Filed by the Registrant

[ ] Filed by a Party other than the Registrant

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                     NOT TO SEND US A PROXY

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
    ------------
[X] Definitive Information Statement
[ ] Soliciting Material Pursuant to Section 240.14a-12


- -----------------------------------------------------------
                  UNITED FILM PARTNERS, INC
             1224 N. Lincoln St., Burbank, Ca 91506
                         949-271-9198
- -----------------------------------------------------------
       (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules
14a-6(i)(1) and 0-11.

1)Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

4) Proposed maximum aggregate value of transaction:  N/A

5) Total fee paid:  N/A


                        TABLE OF CONTENTS
                                                         PAGE


NOTICE OF ANNUAL MEETING                                  1
INFORMATION CONCERNING VOTING                             2
PROPOSALS                                                 2
ITEM 1 - ELECTION OF DIRECTORS                            3
         NOMINEES FOR THE BOARD OF DIRECTORS              3
ITEM 2 - APPROVAL OF THE APPOINTMENT OF DOHAN & COMPANY,
         CPA's AS INDEPENDENT AUDITORS                    6
SECURITY OWNERSHIP OF MANAGEMENT                          7
EXECUTIVE COMPENSATION                                    8
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE
         ACT OF 1934                                      8
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS                 8
ANNUAL REPORT                                             9
ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS                9
OTHER MATTERS                                             10
SIGNATURES                                                11

                 UNITED FILM PARTNERS, INC
           1224 N. Lincoln St., Burbank, CA 91506
                         949-271-9198

                       Proxy Statement
                       --------------

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

We Are Not Asking You for a Proxy and You are Requested Not To
Send Us a Proxy
 ------------------------------------------------------------

                  To Be Held MAY 21, 2002

         The Annual Meeting of the Shareholders of United Film Partners, Inc (the "Company") will be held on May 21 , 2002 at 2:00 p.m., local time, at the Office of the Company at 1224 N. Lincoln St., Burbank, CA 91506 for the following purposes:

         A. To elect directors to serve for the ensuing year and until their successors are elected;

         B.   To ratify the selection of Dohan & Company,
CPA'S as independent auditors for its fiscal year ending December
31, 2002; and

         C. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on March 31, 2002 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only shareholders of record of the Company's Common Stock at the close of business March 31, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

         This notice of annual meeting, proxy statement and our 2002 Annual Report to Stockholders are being distributed on or about May 1, 2002.

         The number of shares of Common Stock outstanding and entitled to vote at the Annual Shareholders' Meeting is 36,312,500. The Company is not asking for a Proxy from any shareholder.

         The enclosed Notice of Meeting provides you with detailed information about the meeting. In addition, you may obtain information about United Film Partners, Inc from documents filed by the Company with the Securities Exchange Commission, copies of which are available by contacting United Film Partners, Inc. We encourage you to read this entire document carefully.

          By Order of the Board of Directors:

                     Kevin Reem
                  ------------------
                Chairman, May 1, 2002

                 UNITED FILM PARTNERS, INC
                     1224 N LINCOLN ST.
                     BURBANK, CA 91506
                   -------------------
                  NOTICE OF ANNUAL MEETING
                 ----------------------
We Are Not Asking You for a Proxy and You are Requested Not
To Send Us a Proxy
 -------------------------------------------------------------

                       MAY 1, 2002

               INFORMATION CONCERNING VOTING
                   -----------------

General

         The Company is not soliciting proxies; the Board has a sufficient number of votes committed to the election of the slate of directors and the confirmation of the independent auditors. Therefore, it is not necessary that the Board solicit proxies from shareholders.

Voting Rights

         The holders of record of Common Stock at the close of business on March 31, 2002 will be entitled to notice and to vote at the Annual Meeting. At the close of business on March 31, 2002 the Company had outstanding and entitled to vote
36,312,500 shares of Common Stock.

Stockholder Proposals

         To be considered for presentation at United Film
Partners, Inc 2003 Annual Meeting of Stockholders and included in our proxy statement, a stockholder proposal must be received at United Film Partners, Inc's offices no later than December
26, 2002. Such proposals must comply with the Company's bylaws and the requirements of Regulation 14A (including Rule 14a-8) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To curtail controversy as to the date on which a proposal was received by the Company, we suggest that proponents submit their proposals by certified mail, return receipt requested.

         In addition, pursuant to Rule 14a-4 of the Exchange Act, the Company may exercise discretionary voting authority at the 2003 Annual Meeting under proxies it solicits to vote on a proposal made by a stockholder that the stockholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal no later than March 11, 2003 (assuming that the Company's 2003 Annual Meeting of Stockholders is held on a date that is within 30 days from the date on which the 2002 Annual Meeting was held), and the stockholder satisfies the other requirements of Rule 14a-4(c).

Dissenters' Right of Appraisal

         Directors are elected by plurality vote and therefore, abstentions and broker non-votes (as hereinafter defined), will have no effect on the outcome of this vote. Adoption of proposals 2 will require the affirmative vote of a majority of the outstanding shares of common stock.
Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.
For the purpose of determining the vote required for approval of Proposal 2, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his Proxy to vote the Proxy as to Proposal 2, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a Proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.


                          PROPOSAL 1

                      ELECTION OF DIRECTORS

         There are three nominees for the three Board positions that will be authorized pursuant to the Company's Bylaws as of the date of the Annual Meeting. Each director to be elected will hold office until the next annual meeting of stockholders and until a successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors of the Company. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         The current Board of Directors recommends each named nominee below:

         KEVIN REEM. (to be elected as Chairman); and STEPHEN STOTESBERY; and
         TERENCE M. O'KEEFE.


Kevin Reem -

President / Chief Executive Officer:
Kevin Reem has been President /CEO and Chairman of the Board of the Company since it's reorganization in July of 2001. Reem is a multiple award winning film and video producer with more than twenty years of experience in the entertainment industry. His many skills encompass producing, directing, production management, postproduction supervising, AVID digital editing, and script writing. As founder and creator of Magic Window Productions (MWP), he developed marketing programs, television programs, promotional trailers, theme park films and commercials. After running MWP for six years, Reem utilized his talents to success fully create and manage a production division, for the company Soundelux / Hollywood Edge, which generated a $1,000,000+/per year profit for the two years Reem was with the company. This was the first time any division of the company was able to reach that milestone and is a marker that the company has been unable to duplicate since Reem's departure.

Reem enjoyed 12 years with the Walt Disney Company during which held management and creative positions in three major divisions, The Disney Channel (TDC), Walt Disney Home Video International (WDHVI) and Walt Disney Imagnineering (WDI). While at TDC he wrote and produced 45 television promos and trailers and several specials. As a producer, for WDHVI, Reem produced and directed several hundred promos and trailers on behalf of the company.
As a corporate manager, he was also responsible for running the production division, conceptualizing, writing, supervising and producing product such as "Villains," "Disney Premier Cinema," Earth Star Voyager," and 26 hours of Disney Channel programming tailor made and distributed on cassette tapes for the international market. WDI gave Reem the opportunity to work as a producer, director and designer on the majority of the multi-formatted films currently playing at EPCOT center and Tokyo Disneyland. These projects were extremely sophisticated with a total cost in excess of $300,000,000.

Stephen "Drew" Stotesbery -

Executive VP & Secretary:
Stephen Stotesbery has been Executive Vice President, Secretary and Director since the Company's reorganization in July of 2001. Stotesbery is an active producer, production manager and coordinator with 11 years experience in the entertainment industry. He has been a SAG signatory producer since 1996 and a member of the International Alliance of Theatrical and Stage Employees since 1992. In 1995 Stotesbery collaborated with Vanguard Productions and Terence M. O'Keefe (below) to produce "The Bad Pack"; an action packed feature starring Robert Davi, Ralph Mueller and Roddy Piper. Since 1996 he has been a freelance budgeting and scheduling consultant, creating budgets and schedules for over 30 features with budgets ranging from $300,000 to $32,000,000. In early 1997, Stotesbery and Reem met and packaged an animated feature entitled "Penguinmania" for Lee Taylor of Taylor Productions and in 1998 he formerly partnered with Reem as a freelance packaging consultant for various projects Reem was working on. During the last half of 2000 Stotesbery again collaborated with O'Keefe on the feature film "Route 666" starring Lou Diamond Phillips and Lori Petty for Lions Gate Films and in the first half of 2001 he went on to coordinate the ground breaking feature film "Getting Hal" for MovieStar Inc and Blockbuster Films.

Since July 9th of 2001, Stotesbery has been responsible for the duties of the office of Secretary for United Film Partners, Inc which include all SEC filings, registrations, and reorganization procedures necessary for UFP to operate as a publicly reporting company. Stotesbery studied Television Production and Theatrical Stage Lighting at the University of Wisconsin-Madison earned his Honors Degree of Bachelor of Fine Arts in Filmmaking from the University of Wisconsin-Milwaukee, where he studied producing, directing, and writing for live action and animation. Stotesbery produced, directed and wrote several short live action dramas, a documentary and several animated shorts while studying for his degree, including the films, "When It Touches Both Hoops," which won an award for Best Drama at the Wisconsin Media Arts Festival and "Novas Ordo Seclorum" which won an award for best editing.

Terence M. O'Keefe -

Executive VP & Treasurer:
Terence M. O'Keffe has been Executive Vice President, Treasurer and Director since the Company's reorganization in July of 2001. O'Keefe graduated from Northeastern University with a Bachelor of Science Degree in Public Communications and received his Masters Degree in Film Production from Loyola Marymount University. O'Keefe has over twenty years of film industry experience.

While serving as Director of Multimedia for Country Wide Funding Company, the largest mortgage bank company in the United States, O'Keefe oversaw the design and implementation of the new
Multimedia department, which used CD-ROM and the latest interactive technology. He also wrote, produced and directed many of their industrial films and television commercials, including "The 60 second Refinance" commercial, which won a Telly Award for best regional spot.

O'Keefe formed Vanguard Productions in 1986 to establish a production company with a vision of making high quality independent films for the global market. O'Keefe's first feature, "We The People," starring James Brolin, debuted at the 1995 Cannes Film Festival and was one of only two American films selected to screen at the 1995 Moscow Film Festival. Under the banner of Vanguard Productions, O'Keefe co-produced the feature film "The Bad Pack," starring Robert Davi, Roddy Piper and Ralf Moeller with Showcase Entertainment and co-produced the feature film "Wanted" a coming of age drama, starring Timothy Busfield, Michael Sutton, Tracy Gold, and Robert Culp, in which O'Keefe also served as writer/ director with World International Network. O'Keefe's latest co-production was with Lions Gate Films on the feature "Route
666," starring Lou Diamond Phillips and Lori Petty. O'Keefe has several feature films in development, such as the western "Border Lords" with Lions Gate Films, "Alpine Horror" with Mainline Releasing, and "Treasure of Devil Island" with Providence Entertainment.


Compensation of Directors

         There are no non-employee directors of the Company.

Committees of the Board of Directors; Meetings

         United Film Partners Inc has one standing committee.

The Stock Grant Committee

         Implements, oversees and manages the United Film
Partners, Inc 2001 Stock Incentive Plan( the Plan) and
Stock Grant Agreements

         The United Film Partners, Inc Stock incentive plan issues Less than 50% of the shares registered under the plan to Executives And Directors and therefore does not require share holder approval.

         During the year ended December 31, 2001, the Stock Grant Committee met one time, in July 2001. At that time, the Stock Grant Committee was comprised of Kevin Reem, Stephen Stotesbry, and Terence M. O'Keefe. Kevin Reem, Stephen Stotesbry, and Terence M. O'Keefe are the current members of the Stock
Grant Committee.

Meetings of the Board

         During the year ended December 31, 2001, the entire board of directors of united Film Partners met four times. During fiscal 2001, no director attended fewer than 100% of the aggregate number of meetings of the board and committees on which such director served.



                             PROPOSAL 2

                     RATIFICATION OF SELECTION
                     OF INDEPENDENT AUDITORS

         The Board of Directors has selected Dohan & Company, CPA's; 7700 North Kendall Drive Suite #200 Miami, FL 33156 as the Company's independent auditors for the fiscal year ending December 31, 2002, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Dohan & Company, CPA's will not have an opportunity to make a statement if they so desire and will not be available to respond to appropriate questions.

         Stockholder ratification of the selection of Dohan & Company, CPA's as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Dohan & Company, CPA's to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the selection of Dohan & Company, CPA's. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Audit Fee's

         The total aggregate audit fee's billed to the Company by Dohan & Company, CPA's for the fiscal year ending December 31, 2001 for the review of all 10Q-SB filings and the 10K-SB filing is approximately $2,541.00.

                    SECURITY OWNERSHIP OF
           CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 2002, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


         Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 36,312,500 shares outstanding on March 31, 2002, adjusted as required by rules promulgated by the Securities and Exchange Commission.


TITLE OF         NAME AND ADDRESS OF          AMOUNT OF SHARES        PERCENT OF
CLASS             BENEFICIAL OWNER            BENEFICIALLY OWNED       CLASS
                                             (Common Shares)
          ---------------------------------
COMMON    KEVIN REEM, PRESIDENT              10,100,000               27.81%
          1224 LINCOL ST.
          BURBANK, CA 91506

COMMON    STEPHEN STOTESBERY, SECRETARY      10,100,000               27.81%
          2715 ABBOT KINNEY BLVD. #15
          VENICE CA 90291

COMMON    TERENCE M. O'KEEFE, TREASURER      10,100,000               27.81%
          12111 Beatrice Street
          Culver City, California 90230

COMMON    HENRY L. JAN, SHAREHOLDER           5,245,000 (1)           14.44%
          15007 Grove Gardens
          Houston, TX 77082
          --------------------------------   ----------               ------

          Total                              35,545,000               97.87%
          ================================   ==========               ======

COMMON    ALL OFFICERS AND DIRECTORS         30,300,000               83.44%
          AS A GROUP (3 PERSONS)

      (1) As the sole member of ILN Industries, LLC, Mr. Jan is deemed to be the beneficial owner of the shares owned by ILN
Industries, LLC.

                  EXECUTIVE COMPENSATION

         Kevin Reem is the Chairman and President/CEO of the company, but he currently receives no salary or other benefits. The Company issued 100,000 shares of Common stock to Mr. Reem in exchange for unpaid salary and accrued benefits of $100,000 that dated from the fiscal year 2001. In July of 2002, The Company may issue 100,000 shares of restricted common stock in exchange for accrued services and expenses for the fiscal year 2002 in lieu of a cash salary if necessary.

         Stephen Stotesbery is the Secretary and a director of the company, but he currently receives no salary or other benefits. The Company issued 100,000 shares of Common stock to Mr. Stotesbery in exchange for unpaid salary and accrued benefits of $100,000 that dated from the fiscal year 2001. In July of 2002, The Company may issue 100,000 shares of restricted common stock in exchange for accrued services and expenses for the fiscal year 2002 in lieu of a cash salary if necessary.

          Terence M. O'Keefe is the Treasurer and a director of the company, but he currently receives no salary or other benefits. The Company issued 100,000 shares of Common stock to Mr. O'Keefe in exchange for unpaid salary and accrued benefits of $100,000 that dated from the fiscal year 2001. In July of 2002, The Company may issue 100,000 shares of restricted common stock in exchange for accrued services and expenses for the fiscal year 2002 in lieu of a cash salary if necessary.


   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
      COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Kevin Reem, age 39, is the President/CEO and Chairman of The Company. Mr. Reem's one-year term as Chairman has been renewed annually as of the last shareholder meeting. Mr. Reem is compensated as an independent contractor for his activities on behalf of the Company. Mr. Reem has been with the Registrant since its inception in 2001. From its inception in July 2001, he was the President, Chairman and Chief Executive Officer. Mr. Reem is not an officer or director of any subsidiary, and has never been involved in any bankruptcies or criminal matters.

         Stephen Stotesbery, age 36, is the Secretary and a Director of The Company. Mr. Stotesbery's one-year term as Director has been renewed annually as of the last shareholder meeting. Mr. Stotesbery is compensated as an independent contractor for his activities on behalf of the Company. Mr. Stotesbery has been with the Registrant since its inception in 2001. From its inception in July 2001, he was the Secretary, Director and Executive Vice-President. Mr. Stotesbery is not an officer or director of any subsidiary, and has never been involved in any bankruptcies or criminal matters.

         Terence M. O'Keefe, age 40, is the treasurer and a Director of The Company. Mr. O'Keefe's one-year term as Director has been renewed annually as of the last shareholder meeting. Mr. O'Keefe is compensated as an independent contractor for his activities on behalf of the Company. Mr. O'Keefe has been with the Registrant since its inception in 2001. From its inception in July 2001, he was the Secretary, Director and Executive Vice-President. Mr. O'Keefe is not an officer or director of any subsidiary, and has never been involved in any bankruptcies or criminal matters.

         Based upon a review of forms submitted to the registrant, Mr.Reem, Mr. Stotesbery and Mr. O'Keefe have timely filed all reports required to be filed pursuant to Section 16(a) of the Exchange Act.

         Delivery of Documents to Security Holders Sharing an Address

         Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.


                       ANNUAL REPORT

         The Company elects to submit a copy of its Form 10-KSB, filed with the Commission on April 30, 2002 to the shareholders in lieu of an Annual Report. The Form 10-KSB is included with this information statement in the package to be delivered to all shareholders. No portion of the Annual Report is incorporated herein or is to be considered as part of this information statement.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

         Stockholder Proposals. Our bylaws provide that stockholder proposals and director nominations by stockholders may be madein compliance with certain advance notice, informational and other applicable requirements. With respect to stockholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the Secretary of united Film Partners, Inc at 1224 N. Lincoln St. Burbank, CA 91506 setting forth certain information, including the following:

   - a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

   - the name and address of the proposing stockholder;

   - the number of shares of common stock beneficially owned by the proposing stockholder; and

   - any material interest of the proposing stockholder in such business.

         The notice must be received by the Secretary no later than December 26, 2002 (assuming that the Company's 2003 Annual Meeting of Stockholders is held on a date that is within 30 days from the date on which the 2002 Annual Meeting was held) for inclusion in the proxy statement and form of proxy relating to that meeting.

         Board Nominations. A stockholder may recommend a nominee to become a director of United Film Partners, Inc by giving the Secretary of the Company (at the address set forth above) a written notice setting forth certain information, including the following:

   As to each person whom the stockholder proposes to nominate:

   - the name, age, business address and residence of the person;


   - the principal occupation or employment of the person;

   - the number of shares of common stock beneficially owned by the person; and

   - any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules of the SEC.

   As to the proposing stockholder:

   - the name and record address of the proposing stockholder;
and

   - the number of shares of common stock beneficially owned by the proposing stockholder.

         Such nominations must be made pursuant to the same advance Notice requirements for stockholder proposals set forth in the preceding section. We do not maintain a formal nominating committee.

         Generally, our annual meetings are customarily held during May each year. Copies of our bylaws are available upon written request made to the Secretary of United film Partners, Inc at the above address. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in our proxy materials for a meeting of stockholders. The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our bylaws.


                        OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the Directors to recommend to the shareholders present to vote on such matters in accordance with their best judgment.

         In addition, pursuant to Rule 14a-4 of the Exchange Act, the Company may exercise discretionary voting authority at the 2003 Annual Meeting under proxies it solicits to vote on a proposal made by a stockholder that the stockholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal no later than March 11, 2003 (assuming that the Company's 2003 Annual Meeting of Stockholders is held on a date that is within 30 days from the date on which the 2002 Annual Meeting was held), and the stockholder satisfies the other requirements of Rule 14a-4(c).

                       SIGNATURES

         Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   UNITED FILM PARTNERS, INC
Date   MAY 6, 2002
    ------------------------------

                                      By: /s/ Kevin Reem
                                    -------------------------
                                      Kevin Reem, Chairman